Exhibit 10.13

AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (this “Amendment”) is entered into as of the effective date written below by and between Canbiola, Inc., a Florida corporation (“CANB”), on one hand, and Iconic Brands, Inc., a Nevada corporation (“ICNB”) and Green Grow Farms, Inc., a New York corporation (“GGFI”) on the other hand. CANB, ICNB, and GGFI are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Stock Purchase Agreement dated December 4, 2019 (the “Agreement”), pursuant to which CANB purchased fifty-one percent (51%) of the issued and outstanding equity interests of GGFI from ICNB in exchange for an aggregate of 37,500,000 shares of CANB’s common stock, nil par value per share; and

WHEREAS, it has come to the attention of the Parties that the Agreement contained a scrivener’s error and the Parties hereby wish to enter into this Amendment to correct such error.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Section 2.2(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

“If the Market Price Per Purchase Share (as defined) on the Valuation Date multiplied by 37,000,000 is less than $1,000,000, CANB shall issue to ICNB such a number of additional shares (“Additional Purchase Shares”) so that the Market Price Per Share multiplied by the aggregate shares issued to ICNB (taking into account the Purchase Shares and the Additional Purchase Shares) equals $1,000,000. For purposes of the valuation, “Market Price Per Purchase Share” shall be determined based upon the 10-day average VWAP for the 10-day period ending on June 30, 2020.”

2. Amendment; Incorporation. Notwithstanding any provision to the contrary, this Amendment shall govern all terms and conditions set forth herein. Except as provided in this Amendment, all terms and conditions of the Agreement remain unchanged. No Party waives any rights described in the Agreement by its execution hereunder, unless specified herein. All other terms and conditions of the Agreement apply except as specifically amended herein. Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement. This Amendment is specifically incorporated into the Agreement.

3. Execution. This Amendment may be executed in counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument. The Parties may execute this Amendment by delivery of signature by facsimile or electronic transmittal, which shall be deemed binding on the Parties.

[Remainder Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to Stock Purchase Agreement as of the 27th day of January, 2020.

CANB:

Canbiola, Inc.

By:
Name:	Marco Alfonsi
Title:	CEO

ICNB:

Iconic Brands, Inc.

By:
Name:	Richard DeCicco
Title:	President

GGFI:

Green Grow Farms, Inc.

By:
Name:	Stephen Apolant
Title:	Director

By:
Name:	Peter Scalise
Title:	President

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